UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 26, 2020
Date of Report (date of earliest event reported)

ASCENA RETAIL GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-11736	30-0641353
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
933 MacArthur Boulevard
Mahwah, New Jersey 07430
(Address of principal executive offices, including zip code)

(551) 777-6700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ASNA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company 

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. 

Item 2.02 Results of Operations and Financial Condition.

On May 28, 2020, Ascena Retail Group, Inc. (the “Company”) issued a press release providing an additional business update relating to the impact of the coronavirus ("COVID-19") pandemic, including certain preliminary and unaudited financial and operational highlights for the third quarter of fiscal 2020. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 2.02.

The information in this Item 2.02, including the accompanying Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment and Restatement of Executive Severance Plan

Effective May 26, 2020, the Compensation and Stock Incentive Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company adopted an amended and restated version (the “Restatement”) of the Company’s Executive Severance Plan (the “Plan”). The Restatement is intended to align the Plan with prevailing market practices and provides for the following key changes:

•For participants with the title of “Vice President”, the severance period ranges from 26 to 52 weeks and is determined on the basis of the participant’s years of service with the Company, rather than being fixed at 52 weeks for all participants;
•Outplacement services for all participants were eliminated;
•To the extent permitted by applicable law, a participant’s payments and benefits under the Plan may be reduced by the amount of any payments or benefits received by the participant in lieu of notice due to the participant pursuant to the Worker Adjustment Retraining and Notification Act (or its equivalent) and/or by any amounts payable to the participant under any short-term or long-term disability plan; and
•For participants below the “Executive Vice President” level, the definition of “Severance Payment” was revised to clarify that the severance payment amount is the same for both change in control and non-change in control terminations.

The foregoing description of the Restatement does not purport to be complete and is qualified in its entirety by reference to the Restatement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

Due to the COVID-19 pandemic, the Company is filing this Current Report on Form 8-K to avail itself of the extension to file its Quarterly Report on Form 10-Q for the fiscal quarter ended May 2, 2020 (the “Quarterly Report”). The Company is relying on the Securities and Exchange Commission’s Order under Section 36 of the Securities Exchange Act of 1934 Modifying Exemptions From the Reporting and Proxy Delivery Requirements for Public Companies dated March 25, 2020 (Release No. 34-88465) (the “Order”).

The Company’s day-to-day operations and business have experienced significant disruptions due to the unprecedented conditions surrounding the COVID-19 pandemic. These disruptions include, but are not limited to, the temporary closure of all corporate offices and retail locations, temporary associate furloughs impacting a substantial majority of its workforce, and other financial and operational concerns associated with or caused by COVID-19. Specifically, the Company is relying on the Order due to the limited availability of key Company personnel required to assess the impacts of significant subsequent events in order to finalize the Company’s Quarterly Report due to suggested, and mandated, social quarantining and work from home orders. Additionally, the Company’s management team has not been able to devote the requisite time and attention to the Quarterly Report, as it has had to address emergent business and operational issues resulting from COVID-19. In accordance with the Order, the Company will delay the filing of its Quarterly Report and expects to file the Quarterly Report no later than July 27, 2020, which is the first business day that is 45 days after the original filing deadline of the Quarterly Report.

Item 8.01 Other Events.

In addition, the Company is supplementing the risk factors previously disclosed in the Company’s Annual Report on Form 10-K for the year ended August 3, 2019 and its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, with the following risk factor:

The COVID-19 pandemic has disrupted and is expected to continue to disrupt our business, which in turn could have a material adverse effect on our business, operational results, financial position and cash flow for an extended period of time.

The coronavirus (“COVID-19”) pandemic is having an unprecedented impact on the U.S. economy as federal, state and local governments react to this public health crisis, which has created significant uncertainties. These uncertainties include, but are not limited to, the significant impact of the pandemic on the economy, our customers, supply chain partners, associates and stores, and consumer sentiment in general. In response to the escalating spread of COVID-19, and state and local shelter-in-place orders, on March 18, 2020, we temporarily closed all of our retail stores and corporate offices. The pandemic has materially adversely affected our near-term revenues, earnings, liquidity and cash flows.

Although we continue to operate our e-commerce business, the majority of our stores remain closed to customers in response to state and local shelter-in-place orders. As of May 27, 2020, approximately 450 of our 2,800 retail stores have re-opened to the public, most with restricted operations. Additionally, even in markets where shelter-in-place orders have been lifted, and where we have fully opened stores, we are experiencing significantly reduced customer traffic relative to the same period last year. As a result of the pandemic, in an effort to preserve capital, we have, among other measures, closed stores, furloughed associates, reduced base salaries, reduced advertising expenses and planned capital expenditures, extended vendor payment terms and withheld rent payments on closed stores. We have also reduced merchandise inventory orders, which could impact product availability and sales in future periods due to both the operational issues associated with the reduced orders as well as the result of extended payment terms. We may extend closures, or further restrict the operations of our stores, corporate offices and distribution facilities, if we deem this necessary or if recommended or mandated by authorities. The extent to which the COVID-19 pandemic impacts our business, financial position, cash flows and results of operations will depend on future developments, including, but not limited to, the duration, spread, severity and impact of the COVID-19 pandemic, the effects of the pandemic on our customers, associates and vendors, the regulatory response and the impact of stimulus measures adopted by local, state and federal governments, and to what extent normal economic and operating conditions can resume.

As such, impacts of COVID-19 to our business are highly uncertain and we will continue to assess the financial impacts. COVID-19 also magnifies many of the other risks to our business, operations, liquidity and financial condition, including our ability to service our debt and lease obligations and our ability to continue to comply with the financial covenants contained in the credit agreement relating to our revolving credit facility (the “revolving credit agreement”). It may also affect the assessment under Accounting Standards Update No. 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (Subtopic 205-40), or ASC 205-40, as to whether there is substantial doubt about the Company’s ability to continue as a going concern within one year after the date on which the Company’s financial statements are issued.

Even after the COVID-19 pandemic has subsided, we could experience materially adverse impacts to our business as a result of any economic recession or depression that has occurred or may occur in the future due to a continued erosion in consumer sentiment or the effect of high unemployment on our customer base. Furthermore, the financial condition of our customers may be adversely impacted, which may result in a decrease in discretionary consumer spending and our store traffic and sales. These events may, in turn, have a material adverse impact on our business, financial position, cash flows and results of operations and we may not be able to comply with the financial covenants in our revolving credit agreement, which could negatively impact our ability to borrow additional funds, negatively impact our liquidity position and may increase our risk of insolvency.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Ascena Retail Group, Inc. Executive Severance Plan, amended and restated effective as of May 26, 2020.
99.1	Press Release issued May 28, 2020.

Forward-Looking Statements

Certain statements or information made within this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. Forward-looking statements are statements related to future, not past, events, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “estimate,” “forecast,” “target,” “preliminary,” or “range,” or similar words. Forward-looking statement in this Current Report on Form 8-K include, without limitation, statements regarding the impact of the COVID-19 pandemic on the Company’s business. The Company does not undertake to publicly update or review its forward-looking statements even if experience or future changes make it clear that our projected results expressed or implied will not be achieved. Detailed information concerning a number of factors that could cause actual results to differ materially from the information contained herein is readily available in the Company’s most recent Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission.

SIGNATURE
        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENA RETAIL GROUP, INC.
(Registrant)

Date: May 28, 2020

By:	/s/ Dan Lamadrid
Dan Lamadrid
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)